Exhibit 99.1

EXHIBIT 99.1 – PRESS RELEASE ISSUED JANUARY 5, 2009

NEWS RELEASE News	For Further Information Contact: Investor Relations

Email: HKN inquiries@ctintegrated.com	www.hkninc.com

FOR RELEASE:  January 5, 2009

HKN, Inc. Announces New Stock Repurchase Program

Dallas, Texas – January 5, 2009 – HKN, Inc. (NYSE Alternext US: HKN) (“HKN”) today announced that its Board of Directors has authorized an amendment to its existing stock repurchase program allowing HKN to buy back an additional 1,000,000 shares of its common stock.  The existing program, announced in September 2005, has 237,280 shares remaining as of December 31, 2008.  Effective January 5, 2009, HKN will be authorized to repurchase up to 1,237,280 shares.

All repurchases will be made from time to time in the open market or through privately negotiated transactions when opportunities to do so at favorable prices present themselves in compliance with all applicable laws and regulations including the Securities and Exchange Commission rules.

HKN, Inc. is an independent energy company engaged in the development and production of crude oil, natural gas and coalbed methane assets and in the management of investments in energy industry securities traded on both domestic and international securities exchanges. Additional information may be found at the HKN Web site, www.hkninc.com. Please e-mail all investor inquiries to HKNinquiries@ctaintegrated.com.

Certain statements in this announcement and inferences derived therefrom may be regarded as “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made.   Management’s current view and plans, however, are subject to numerous known and unknown risks, uncertainties and other factors that may cause the actual results, performance, timing or achievements of HKN to be materially different from any results, performance, timing or achievements expressed or implied by such forward-looking statements.  The various uncertainties, variables, and other risks include those discussed in detail in the Company’s SEC filings, including the Annual Report on Form 10-K filed on February 19, 2008.  HKN undertakes no duty to update or revise any forward-looking statements.  Actual results may vary materially.